Exhibit 10

                             Excel Publishing, Inc.
                                2250 West Center
                             Springville, Utah 84663

February 19, 2002



ANF Telecast, Inc.
Harold Fletcher, CEO
11687 Bellagio Road, Suite #2
Los Angeles, CA  90049

RE: Letter of Intent to Acquire 100% of the issued and outstanding common shares of ANF Telecast, Inc.

Dear Mr. Fletcher:

This letter will confirm our recent discussions relative to the proposed acquisition by Excel Publishing, Inc. ("Excel") of 100% of the issued and outstanding common shares of ANF Telecast, Inc. ("ANF"). The objective of our discussions has been the execution and consummation, as soon as is practical, of a formal share exchange agreement between Excel and ANF.

I.  Intent of the Parties

         A. Except as otherwise provided herein, this letter shall not constitute an agreement or binding obligation of the parties which sign this letter or which otherwise are or may become parties to the transactions described herein, but constitutes only an expression of the intention of the parties to proceed in accordance with the terms of this letter. Except as expressly provided in this letter, any binding agreements between or among the parties shall be evidenced only by a definitive written share exchange agreement (Exchange Agreement), as to corporate parties, approved by the directors and, as necessary the shareholders of those entities.

         Excel and ANF hereby mutually agree to pursue and negotiate in good faith a formal share exchange agreement that will be satisfactory in all respects, in form and in substance, to both parties.

         B. The exchange agreement will provide for, but not be limited to, the various understandings as set forth below:

         1. Delivery of customary legal opinions, closing certificates and other necessary documentation.

         2. Provide that each party shall be responsible for its costs and expenses, including attorney's fees, incurred in connection with the transaction contemplated herein.

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         3.       Provide that the related parties and their affiliates will cooperate in the preparation and expeditious filing of information to governmental authorities, required or helpful to effectuate the transaction contemplated herein.

II. Terms and Conditions

         A. Excel will acquire 100% of the issued and outstanding common and preferred shares of ANF in exchange for 6,000,000 shares of the common stock of Excel. This exchange of shares is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code such that the shares of Excel received by the shareholders of ANF will be exchanged on a tax-free basis. The shares to be issued by Excel will be "restricted securities" as defined by Rule 144 under the Securities Act of 1933, and an appropriate legend will be placed upon the certificates representing such shares.

         B. At closing, Excel shareholders will cancel all but 2,000,000 shares of the issued and outstanding common shares of Excel.

         C. At closing, the authorized shares for Excel will be 50,000,000 authorized common shares, par value $0.001and 5,000,000 authorized Preferred Shares, par value $0.001.

         D. After the closing of the proposed share exchange agreement the capital structure of Excel shall be as follows:

                        Common Stock Outstanding
                        ANF Telecast, Inc. Current Shareholders      6,000,000
                        Excel Current Shareholders                   2,000,000
                                                                     ---------
                                 Total Common Shares Outstanding     8,000,000

         E. The current officer and director of Excel will submit his resignation as officer and director effective the closing date and will appoint persons designated by ANF to fill such vacancies until their term of office expires or they are otherwise replaced in accordance with the by-laws of Excel.

         F. At closing, the name of Excel shall be changed to a name selected by mutual consent of Excel and ANF in accordance with the by-laws of Excel and applicable regulatory requirements.

         G. The closing shall be subject to securing a commitment for financing acceptable to both parties of not less than $1 million.

         H. Additional representations of Excel at closing shall be as follows:

                  a.       Excel will have $0 liabilities and $0 assets.

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                  b.       Excel shall be in good standing in its state of
                           domicile and shall be duly qualified to do business as a foreign corporation in those jurisdictions, which require such qualification.

                  c. Excel will be current in all of its filing requirements as to all tax, securities or other reports required under laws to which it is subject, and shall deliver copies of these reports to ANF along with copies of its past and current audited financial statements.

                  d. Excel shall make customary representations, including but not limited to, representations and warranties that it has no liabilities and that it is not a party to any litigation.

                  e. Excel shall be free from any material pending or threatened litigation, claims, or contingent liabilities.

                  f. There shall be no change in the current outstanding capital structure of Excel including outstanding shares, options, warrants or related matters, except as referred to herein.

         I.       Representations of ANF at closing shall be as follows:

                  a. ANF shall be in good standing in its state of domicile and shall be duly qualified to do business as a foreign corporation in those jurisdictions that require such qualification. ANF shall be free from any material pending or threatened litigation, claims, or contingent liabilities.

                  b. ANF shall be in current and good standing with respect to all material contracts to which it is a party.

                  c. ANF shall provide financial statements and interim financial statements from inception which have been prepared by an SEC authorized accounting firm in accordance with generally accepted accounting principles and in compliance with Regulations S-X as promulgated by the Securities and Exchange Commission. Such accounting firm will make written representations that the required audited financial statements will be completed within sixty days of the closing of the proposed share exchange.

                  d. As a condition to the Closing, ANF will obtain all necessary shareholder and Board approvals for the proposed transaction.

         J. This proposed transaction is highly confidential and no party to this transaction shall release any information to the public or the media without the consent of the other party.

         K. After the closing, ANF agrees to submit the appropriate application and fees to have the company listed in Standard & Poors.

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         L.       ANF agrees to conduct their business in accordance with the ordinary, usual and normal course of business heretofore conducted by them. Thus, there may be no material adverse changes in the business of ANF from the date hereof through the closing of the transaction.

         M. All parties hereto agree to take whatever reasonable steps are required to facilitate the consummation of the transaction contemplated herein, including but not limited to the providing of all relevant information regarding the parties hereto.

         N. Upon the signing of this "Letter of Intent," Excel and the ANF will immediately begin to prepare an Exchange Agreement, which shall contain provisions in accord with this letter together with such further appropriate terms and conditions as legal counsel and the parties may mutually determine. The Exchange Agreement shall be subject to the approval of the respective shareholders and boards of directors of Excel and ANF.

         O. Pending execution of the Exchange Agreement contemplated by this Letter of Intent, neither Excel nor ANF will negotiate with any other corporation, firm or person with respect to the possible acquisition of the assets or stock of either Excel or ANF, or any other matters described herein, provided that this restriction shall expire upon the expiration of this Letter of Intent.

         P. Due diligence reviews by each party shall be a condition of closing. The parties hereto agree to cooperate with each other in the performance of their respective due diligence reviews.

         Q. It is understood that the terms set forth in this letter may not constitute all of the material terms which will be included in the Exchange Agreement. The targeted deadlines for the Exchange Agreement are as follows:

                  a.       Execute Final Agreement March 1, 2002
                  b.       Closing Date March 15, 2002

                  If the proposed transaction has not been closed by 5:00 p.m. PST March 30, 2002, or extended in writing by all parties to this agreement, then this Letter of Intent will become null and void. In the event that Excel and ANF fail to agree on terms and conditions and provisions of the Exchange Agreement, other than as set forth herein, prior to the expiration of the Letter Intent, neither Excel nor ANF shall have any liability or obligation to the other for damages, expenses, failure to agree upon a final Exchange Agreement or in any other way if the intended Exchange Agreement is not signed on or before the date of expiration of this Letter of Intent.

         R. Other terms and conditions of the Exchange Agreement are to be negotiated in good faith and are to be mutually agreed upon by both parties.

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         S.       It is agreed between the parties that:

                  a. The parties hereto have the right and authority to enter into this Letter of Intent.

                  b. Time is of the essence and that each party will use its best efforts to finalize the Exchange Agreement on or before March 1, 2002.

                  c. Both parties agree that signed fax copies of signatures and documents including counterpart signatures shall be acceptable as agreement of intent.

                  d. Each of the parties will be responsible for its own expenses in connection with the transactions contemplated herein. Each party will employ its own professionals, including counsel and accounting professionals.

                  e. The effective date of this Letter of Intent shall be the later of the dates signed by the parties evidenced below.

                  f. This Letter of Intent and the final Exchange Agreement and the documents and instruments delivered pursuant thereto shall be governed by and construed in accordance with the laws of the State of Nevada.

If the foregoing accurately reflects our discussions, please execute and return to each of the undersigned an executed copy of this agreement.

ACCEPTED AND AGREED TO:

Excel Publishing, Inc.                           ANF Telecast, Inc.


By: /s/ Steven White                             By: /s/ Harold Fletcher
    --------------------------                      ------------------------
Steven White, President                          Harold Fletcher, President

Dated: February 19, 2002                         Dated: February 19, 2002


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